Exhibit 99.1

PRESS RELEASE

CONTACT:

Investors
Mike Smith
719-637-5773
michael.smith@vectrus.com

Media
George Rhynedance
719-637-4182
george.rhynedance@vectrus.com

Vectrus Announces Fourth Quarter and Full-Year 2015 Results; Issues 2016 Guidance

•	Fourth quarter revenue $311 million; up 9 percent year-over-year

•	Core business revenue[1] increased 16 percent in fourth quarter; 12 percent for full-year 2015

•	Investing in IT and Network Communication service line

•	Paid down $23 million of debt, $12 million of which was voluntary in 2015

COLORADO SPRINGS, Colo., March 15, 2016 — Vectrus, Inc. (NYSE:VEC) announced fourth quarter and full-year 2015 financial results. For the fourth quarter, revenue was $311.2 million, operating income was $11.3 million, and diluted earnings per share were $0.55. For the full year, revenue was $1,180.7 million, operating income was $40.0 million and adjusted operating income1 was $43.4 million. Diluted earnings per share were $2.86, while adjusted earnings per share1 were $2.23 for 2015. Cash provided by operating activities and free cash flow1 for the full-year 2015 were $18.9 million and $18.1 million, respectively.

"We are pleased to report that our first full year results were consistent with, or exceeded the midpoint of our 2015 guidance in all categories," said Ken Hunzeker, chief executive officer and president of Vectrus. "With our well-developed pipeline, a number of anticipated awards in 2016 and our additional investment in IT and network opportunities, we are optimistic about the future."

Vectrus recently opened a new facility in Reston, Va., in an effort to expand its IT and Network Communication market share. Over the course of the next two to three years, the company will invest in IT and Network Communication service offerings to capitalize on the potential for increased growth.

Exhibit 99.1

“Vectrus is now in a position to reinvest and achieve additional growth through market and capability expansion, which is something we were not able to do before becoming an independent, public company,” said Hunzeker.

Fourth Quarter 2015 Results

•	Revenue $311.2 million

•	Operating income $11.3 million

•	Operating margin 3.6 percent

•	Diluted earnings per share $0.55

Fourth quarter 2015 revenue of $311.2 million increased $25.4 million or 8.9 percent compared to the fourth quarter of 2014. The increase is due in large part to new contract startups and growth in Middle East business. Programs based in Afghanistan contributed $39.2 million of revenue in the fourth quarter of 2015, down $11.9 million compared to 2014.

"We experienced 16 percent growth in our core business1, the third consecutive quarter with double digit growth," said Hunzeker.

Operating income was $11.3 million or 3.6 percent operating margin in the fourth quarter of 2015, compared to $8.1 million or 2.9 percent in the fourth quarter of 2014. Adjusted operating income1 was $11.3 million or 3.6 percent margin in the fourth quarter of 2015 compared to $8.6 million or 3.0 percent in the fourth quarter of 2014. Programs based in Afghanistan contributed $2.2 million of operating income or 5.6 percent margin in the fourth quarter of 2015, down $1.0 million compared to 2014.

"Successful execution of our new contract phase-ins, core business revenue1 growth and operational excellence initiatives resulted in an improved fourth quarter margin," said Matt Klein, chief financial officer of Vectrus.

Fourth quarter 2015 diluted earnings per share were $0.55 compared to $0.31 in the fourth quarter of 2014. Adjusted diluted earnings per share1 were $0.55 compared to $0.33 in the prior year quarter.

Full-Year 2015 Results

•Revenue $1,180.7 million
•Operating income $40.0 million; adjusted operating income1 $43.4 million
•Operating margin 3.4 percent; adjusted operating margin1 3.7 percent
•Diluted earnings per share $2.86; adjusted diluted earnings per share1 $2.23

•	Cash provided by operating activities $18.9 million; free cash flow[1] was $18.1 million

Full-year 2015 revenue of $1,180.7 million declined $22.6 million or 1.9 percent compared to 2014. On an adjusted basis, 2015 revenue1 of $1,180.7 million increased $8.7 million or 0.7 percent compared to 2014. The increase is due to $111.1 million increase in revenue from our core business1, partially offset by a $102.4 million decline in revenue from programs based in

Exhibit 99.1

Afghanistan, as a result of lower service-level requirements. Programs based in Afghanistan contributed revenue of $167.7 million in 2015.

Operating income was $40.0 million, or 3.4 percent operating margin for the full-year 2015, compared to $38.4 million or 3.2 percent in 2014. On an adjusted basis, operating income1 was $43.4 million or 3.7 percent margin for the full-year 2015, compared to $50.0 million or 4.3 percent in 2014, due to lower service-level requirements on Afghanistan contracts. Programs based in Afghanistan contributed $10.5 million of operating income or 6.3 percent margin for full-year 2015 compared to $24.3 million or 9.0 percent in 2014.

Full-year 2015 diluted earnings per share were $2.86 compared to $2.13 in 2014 and adjusted diluted earnings per share1 were $2.23 compared to $2.80 in 2014.

Cash provided by operating activities for the year ended December 31, 2015, was $18.9 million, which is $24.1 million lower when compared to 2014. Free cash flow1 was $18.1 million for full- year 2015, which is $21.0 million lower when compared to 2014, primarily due to early cash receipts on a couple of large contracts in 2014.

The Company ended 2015 with total backlog of $2.4 billion and funded backlog of $685 million.

Exhibit 99.1

2016 Guidance

"For 2016 we expect annual revenue to be in the range of $1,110 million to $1,190 million, which reflects continued growth in the core business1 at the mid-point. Full year operating margin is expected to be in the range of 3.60 percent to 3.90 percent. Our commitment to operational excellence allows us to achieve slightly higher operating margins at the midpoint while also investing in our IT and Network Communication services in 2016. We expect to see diluted earnings per share2 in the range of $1.94 to $2.31, and free cash flow3 between $20 million and $30 million," said Klein.

2016 guidance details include:

$ millions, except for operating margin and per share amounts	2016 Guidance			2016 Mid
Revenue	$1,110	to	$1,190	$1,150
Operating Margin	3.60%	to	3.90%	3.75%
Diluted EPS[2]	$1.94	to	$2.31	$2.12
Free Cash Flow[3]	$20	to	$30	$25

The Company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call
Management representatives will conduct an investor briefing and conference call at 8:00 a.m. Eastern time on Wednesday, March 16, 2016.

U.S.-based participants may dial in to the conference call at 888-438-5448, while international participants may dial 719-457-1512. Passcode for both is 7482188. For all other listeners, a live webcast of the briefing and conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com.

A replay of the briefing will be posted on the Vectrus website shortly after completion of the call, and will remain available for one year. A telephonic replay will also be available through March 30, 2016 at 877-870-5176 (domestic) or 858-384-5517 (international) with passcode 7482188.

###
Footnotes:
1 See “Key Performance Indicators and Non-GAAP Financial Measures” (below).
2 2016 EPS guidance is calculated using the estimated weighted average diluted common shares outstanding for the year ending December 31, 2016 of 11.2 million.

Exhibit 99.1

3 2016 Free Cash Flow guidance is calculated as GAAP net cash provided by operating activities less capital expenditures. Estimated 2016 capital expenditures are $2.1 million.
About Vectrus
Vectrus is a leading, global government services company with a history in the services market that dates back more than 70 years. The company provides infrastructure asset management services, information technology and network communication services, and logistics and supply chain management services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 6,000 employees spanning 132 locations in 18 countries. In 2015, Vectrus generated sales of $1.2 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements about our spin-off from our former parent (the “Separation” or "Spin-off"), the terms and the effect of the Separation and related matters, future strategic plans and other statements that describe our business strategy, outlook, objectives, plans, intentions or goals, and any discussion of guidance or future operating or financial performance. Whenever used, words such as "may", "will", "likely", "anticipate", "estimate", "expect", "project", "intend", "plan", "believe", "target", "could," "potential," "continue," or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of the management of the company based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: risks and uncertainties relating to the Spin-off, including whether the Spin-off and related transactions will result in any tax liability, the operational and financial profile or any of our businesses after giving effect to the Spin-off, and our ability to operate as an independent entity; economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or international government defense budgets; protests of new awards; our ability to submit proposals for and/or win all potential opportunities in our pipeline; changes in technology, intellectual property matters, government regulations and compliance therewith, including changes to the Department of Defense procurement process; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; delays in completion of the U.S. Government's budget; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog and retain and renew our existing contracts; impairment of goodwill; misconduct of our employees, subcontractors, agents and business partners; our ability to control costs; our level of indebtedness; subcontractor performance; economic and capital markets conditions; ability to retain and recruit qualified personnel; security breaches and other disruptions to our information technology and

Exhibit 99.1

operations; changes in our tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; and other factors described in Part I, Item 1A – “Risk Factors,” and elsewhere in our 2015 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update our forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1

VECTRUS, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

	Year Ended December 31,
(In thousands, except per share data)	2015	2014	2013
Revenue	$1,180,684	$1,203,269	$1,511,638
Cost of revenue	1,075,035	1,084,512	1,297,089
Selling, general and administrative expenses	65,687	80,340	83,227
Operating income	39,962	38,417	131,322
Interest (expense) income, net	(6,531)	(1,526)	111
Income from continuing operations before income taxes	33,431	36,891	131,433
Income tax expense	2,458	14,079	47,041
Net income	$30,973	$22,812	$84,392

Earnings per share ¹
Basic	$2.94	$2.18	$8.06
Diluted	$2.86	$2.13	$8.06
Weighted average common shares outstanding - basic	10,551	10,476	10,474
Weighted average common shares outstanding - diluted	10,825	10,692	10,474

¹ For the year ended December 31, 2013, basic and diluted earnings per share are computed using the number of shares of Vectrus common stock outstanding on September 27, 2014, the date on which Vectrus common stock was distributed to the shareholders of Exelis Inc. as of the Spin-off.

Exhibit 99.1

VECTRUS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
(In thousands, except share information)	2015	2014
Assets
Current assets
Cash	$39,995	$42,823
Receivables	210,561	202,732
Costs incurred in excess of billings	1,243	7,112
Other current assets	9,708	10,883
Total current assets	261,507	263,550
Property, plant, and equipment, net	4,762	8,920
Goodwill	216,930	216,930
Other non-current assets	1,197	6,575
Total non-current assets	222,889	232,425
Total Assets	$484,396	$495,975
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	122,442	114,487
Billings in excess of costs	6,025	5,806
Compensation and other employee benefits	36,783	36,580
Short-term debt	22,000	11,375
Other accrued liabilities	25,268	37,073
Total current liabilities	212,518	205,321
Long-term debt, net	89,615	122,484
Deferred tax liability	91,343	100,751
Other non-current liabilities	1,610	13,544
Total non-current liabilities	182,568	236,779
Total liabilities	395,086	442,100
Commitments and contingencies
Shareholders' Equity
Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; 10,612,246 and 10,484,974 shares issued and outstanding	106	105
Additional paid in capital	58,640	52,967
Retained earnings	34,304	3,331
Accumulated other comprehensive loss	(3,740)	(2,528)
Total shareholders' equity	89,310	53,875
Total Liabilities and Shareholders' Equity	$484,396	$495,975

Exhibit 99.1

VECTRUS, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(In thousands)	2015	2014	2013
Operating activities
Net income	$30,973	$22,812	$84,392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,138	2,149	2,631
Loss on disposal of property, plant, and equipment	686	103	40
Stock-based compensation	6,658	2,324	—
Amortization of debt issuance costs	1,130	185	—
Changes in assets and liabilities:
Receivables	(9,886)	21,608	101,549
Other assets	12,005	(1,329)	(3,770)
Accounts payable	8,874	6,169	(51,049)
Billings in excess of costs	219	(5,266)	(289)
Deferred taxes	(9,404)	11,282	(15,888)
Compensation and other employee benefits	275	(13,245)	(20,053)
Other liabilities	(25,788)	(3,813)	(4,771)
Net cash provided by operating activities	$18,880	$42,979	$92,792
Investing activities
Purchases of capital assets	(793)	(3,847)	(2,429)
Proceeds from the disposition of assets	387	497	—
Distributions from equity investment	524	—	—
Net cash provided by (used in) investing activities	$118	$(3,350)	$(2,429)
Financing activities
Proceeds from issuance of long-term debt	—	140,000	—
Repayments of long-term debt	(23,375)	(2,625)	—
Proceeds from revolver	324,000	23,000	—
Repayments of revolver	(324,000)	(23,000)	—
Distribution to subsidiary of Exelis	—	(136,281)	—
Proceeds from exercise of stock options	239	—	—
Payment of debt issuance costs	—	(3,701)	—
Proceeds from insurance financing	14,857	—	—
Repayments of insurance financing	(12,130)	—	—
Payments of employee withholding taxes on share-based compensation	(1,301)	(229)	—
Working capital adjustment payment from Exelis	—	2,600	—
Transfer to Former Parent, net	—	(6,371)	(94,924)
Net cash used in financing activities	$(21,710)	$(6,607)	$(94,924)
Exchange rate effect on cash	(116)	(645)	607
Net change in cash	(2,828)	32,377	(3,954)
Cash-beginning of year	42,823	10,446	14,400
Cash-end of year	$39,995	$42,823	$10,446

Exhibit 99.1

Supplemental Disclosure of Cash Flow Information:
Interest paid	$6,047	$1,201	$—
Income taxes paid	$16,096	$2,667	$—
Non-cash investing activities:
Purchase of capital assets on account	$—	$92	$277

Exhibit 99.1

Key Performance Indicators and Non-GAAP Financial Measures
The primary financial performance measures Vectrus uses to manage its business and monitor results of operations are revenue trends and operating income trends. In addition, we consider adjusted revenue, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, free cash flow, adjusted funded orders, and core business revenue, to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives.
Adjusted revenue, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, free cash flow, adjusted funded orders and core business revenue, however, are not measures of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for revenue, operating income, net income, diluted earnings per share, or net cash provided by operating activities as determined in accordance with GAAP. Reconciliations of these items are provided below.
“Adjusted revenue” is defined as revenue adjusted to exclude the Tethered Aerostat Radar System (TARS) program revenue which has been retained by our former parent in connection with the Spin-off.
“Adjusted operating income” is defined as net income, adjusted to exclude income tax expense (benefit), interest income (expense), TARS program operating income (loss), pretax impact of separation costs incurred to become a public company, and tax indemnifications.
“Adjusted operating margin” is defined as net income, adjusted to exclude income tax expense (benefit), interest income (expense), TARS program operating income (loss), pretax impact of separation costs incurred to become a public company, and tax indemnifications divided by adjusted revenue.
"Adjusted net income" is defined as net income, adjusted to exclude TARS program operating income (loss), separation costs incurred to become a public company, and net settlement of uncertain tax positions, net of taxes.
"Adjusted diluted earnings per share" is defined as net income, adjusted to exclude TARS program operating income (loss), separation costs incurred to become a public company, and net settlement of uncertain tax positions, net of taxes divided by the weighted average diluted common shares outstanding.
“Free cash flow” is defined as GAAP net cash provided by operating activities less capital expenditures.
"Adjusted funded orders" is defined as funded orders adjusted to exclude the TARS program orders.
"Core business revenue" is defined as adjusted revenue less revenue from Afghanistan programs.

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
Adjusted Revenue (Non-GAAP Measure)	2015	2014	2015	2014
Revenue	$311,194	$285,765	$1,180,684	$1,203,269
TARS revenue ¹	—	—	—	(31,315)
Adjusted revenue	$311,194	$285,765	$1,180,684	$1,171,954

¹ TARS program historical revenue, which has been retained by Exelis

Exhibit 99.1

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
Adjusted Operating Income (Non-GAAP Measure)	2015	2014	2015	2014
Net income	$5,960	$3,331	$30,973	$22,812
Income tax expense	3,416	3,264	2,458	14,079
Interest (expense) income	(1,915)	(1,554)	(6,531)	(1,526)
Operating income	$11,291	$8,149	$39,962	$38,417
Operating margin	3.6%	2.9%	3.4%	3.2%
TARS operating income (loss) ¹ (pretax)	—	(116)	—	(1,623)
Separation costs ² (pretax)	—	566	177	13,237
Tax indemnifications [3]	—	$—	3,300	—
Adjusted operating income	$11,291	$8,599	$43,439	$50,031
Adjusted operating margin	3.6%	3.0%	3.7%	4.3%

¹ TARS program historical operating income (loss), which has been retained by our former parent.
² Costs incurred to become a stand-alone public company.
[3] Tax indemnifications in connection with the spin-off (see "Tax Indemnifications" in Note 3 to the financial statements in our 2015 Annual Report on Form 10-K).

(In thousands, except for share and per share data)	Three Months Ended December 31,		Year Ended December 31,
Adjusted Net Income and Adjusted Diluted Earnings Per Share (Non-GAAP Measure)	2015	2014	2015	2014
Net income	$5,960	$3,331	$30,973	$22,812
TARS operating income ¹ (pretax)	—	(116)	—	(1,623)
Separation costs ² (pretax)	—	566	177	13,237
Tax impact of adjustments	(20)	(223)	(13)	(4,437)
Net settlement of uncertain tax positions [3]	—	—	(6,949)	—
Adjusted net income	$5,940	$3,558	$24,188	$29,989
GAAP EPS - diluted	$0.55	$0.31	$2.86	$2.13
Adjusted EPS - diluted	$0.55	$0.33	$2.23	$2.80

Weighted average common shares outstanding - diluted	10,869	10,696	10,825	10,692

¹ TARS program historical operating income (loss), which has been retained by our former parent.
² Costs incurred to become a stand-alone public company.
[3] Net settlement of uncertain tax positions due to resolution of examinations of tax returns of our former parent ("Uncertain Tax Positions" in Note 3 to the financial statements in our 2015 Annual Report on Form 10-K).

Exhibit 99.1

(In thousands)	Year Ended December 31,
Free Cash Flow (Non-GAAP Measure)	2015	2014
Net cash provided by operating activities	$18,880	$42,979
Subtract:
Capital expenditures	(793)	(3,847)
Free cash flow	$18,087	$39,132

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
Adjusted Funded Orders (Non-GAAP Measure)	2015	2014	2015	2014
Orders	$131,635	$177,656	$1,051,440	$1,370,557
TARS Orders [1]	—	—	—	(25,000)
Adjusted Orders	$131,635	$177,656	$1,051,440	$1,345,557

¹ TARS program historical orders, which has been retained by our former parent.

(in thousands)	Three Months Ended December 31,
Adjusted Revenue and Core Business Revenue (Non-GAAP Measure)	2015	2014	$ Change	% Change
Revenue	$311,194	$285,765
Less TARS revenue	—	—
Adjusted revenue	$311,194	$285,765	$25,429	9%
Less Afghanistan program revenue	(39,159)	(51,033)	(11,874)	(23)%
Core business revenue	$272,035	$234,732	$37,303	16%

(in thousands)	Year Ended December 31,
Adjusted Revenue and Core Business Revenue (Non-GAAP Measure)	2015	2014	$ Change	% Change
Revenue	$1,180,684	$1,203,269
Less TARS revenue	—	(31,315)
Adjusted revenue	$1,180,684	$1,171,954	$8,730	1%
Less Afghanistan program revenue	(167,655)	(270,059)	(102,404)	(38)%
Core business revenue	$1,013,029	$901,895	$111,134	12%

Exhibit 99.1

SUPPLEMENTAL INFORMATION

	Year Ended December 31,
(In thousands)	2015		2014
Military branch	Revenue	% of Total	Revenue	% of Total
Army	$1,007,648	85%	$1,054,408	88%
Navy	25,561	2%	26,163	2%
Air Force	145,854	13%	87,799	7%
Marines	1,621	—%	3,648	—%
Other U.S Government¹	—	—%	31,251	3%
Total Revenue	$1,180,684		$1,203,269

¹ TARS program, which was retained by Exelis

	Year Ended December 31,
(in thousands)	2015		2014
Contract type	Revenue	% of Total	Revenue	% of Total
Firm-Fixed-Price	$321,449	27%	$293,598	24%
Cost-Plus and Cost Reimbursable ¹	859,235	73%	909,671	76%
Total Revenue	$1,180,684		$1,203,269

¹ Includes time and material contracts

	Year Ended December 31,
(In thousands)	2015		2014
Contract Relationship	Revenue	% of Total	Revenue	% of Total
Prime Contractor	$1,059,984	90%	$1,036,717	86%
Sub Contractor	120,700	10%	166,552	14%
Total Revenue	$1,180,684		$1,203,269

Source: Vectrus, Inc.